                                                                                                                                March 29, 2006

EDGAR Operations Branch

Division of Investment Management

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:          Evergreen Equity Trust (the "Trust")

                Evergreen Disciplined Value Fund

                Registration Statement on Form N-14AE

                File Number:  333-

Ladies and Gentlemen:

Pursuant to the Securities Act of 1933, as amended and the General Rules and Regulations thereunder, enclosed for filing electronically is the Registration Statement on Form N-14AE of Evergreen Equity Trust (the "Trust").  This filing relates to the acquisition of the assets of Evergreen Strategic Value Fund, a series of the Evergreen Select Equity Trust, by and in exchange for shares of Evergreen Disciplined Value Fund, a series of the Trust.

This filing is being made pursuant to Rule 488 under the 1933 Act, and it is intended that the Registration Statement shall become effective on April 29, 2006, the 30th day after filing.

Any questions or comments with respect to this filing may be directed to the undersigned at (617) 210-3682.

                                                                                                                                Very truly yours,

                                                                                                                                /s/ Maureen E. Towle

                                                                                                                                Maureen E. Towle, Esq.

Enclosures

cc: Tim Diggins, Esq.